Exhibit 10.3

AMENDMENT TO STOCKHOLDERS’ AGREEMENT

This Amendment (“Amendment”) to the Stockholders’ Agreement, dated as of May 6, 2016 (the “Stockholders Agreement”), is made by and among Lindblad Expeditions Holdings, Inc., a Delaware corporation (“Parent”), Natural Habitat, Inc., a Colorado corporation (the “Company”) and Ben Bressler, an individual (“Bressler”), is entered into as of May 1, 2020 (the “Amendment Effective Date”), by and among Parent, the Company and Bressler. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Stockholders Agreement.

WHEREAS, pursuant to Section 23 of the Stockholders Agreement, the parties to the Stockholders Agreement desire to amend the Stockholders Agreement as expressly provided in this Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the Amendment Effective Date:

1.

.Definitions. Each of the following three definitions in the Stockholders Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Stockholders Agreement with the following (with deletions to the original text shown with strikethrough, and text added to the original shown with double underline):

“Note” means the Note issued to Bressler in the original principal amount of $2,525,000 pursuant to the Stock Purchase Agreement, as such Note may be amended from time to time.

“Put-Call Calculation Date” means (i) in the case of the Put Right for which notice is provided for exercise on an Early Expiration Date, the last day of the last fiscal quarter ending immediately prior to the Early Expiration Date, (ii) in the case of the Put Right for which notice is provided for exercise on the Expiration Date, ~~September 30, 2020~~ December 31, 2023, (iii) in the case of the Call Right for which notice of exercise is delivered prior to ~~June~~ September 30, ~~2021~~ 2024, ~~September 30, 2020~~ December 31, 2023, or (iv) in the case of the Call Right for which notice is delivered after ~~June~~ September 30, ~~2021~~ 2024, the last day of the last fiscal quarter ending immediately prior to delivery of such notice.

“Put-Call EBITDA” means LTM EBITDA calculated as of the applicable Put-Call Calculation Date; provided, that, if notice is delivered by Parent in respect of the Call Right ~~at any point after June 30, 2021~~ , Put-Call EBITDA shall equal the greater of (i) LTM EBITDA calculated as of the applicable Put-Call Calculation Date and (ii) LTM EBITDA calculated as of September 30, 2020.

2.

.Put/Call Provisions. Section 6 of the Stockholders Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Stockholders Agreement with the following (with deletions to the original text shown with strikethrough, and text added to the original shown with double underline):

Put and Call Right.

(a)     On the earlier of (i) ~~December~~ March 31, ~~2020~~ 2024 (the “Expiration Date”) or (ii) the date that is one-hundred twenty (120) days after the first date on which both (x) a single Person controls not less than a majority of Lindblad Shares and (y) Sven Lindblad is no longer chief executive officer of Parent or sitting on the Parent Board (such date, the “Early Expiration Date”), Bressler shall have the irrevocable and exclusive right, but not the obligation, to require Parent to purchase all of his Company Shares at the Put-Call Purchase Price. This right (the “Put Right”) may be exercised by giving written notice (the “Put Exercise Notice”) to Parent at any time, with respect to the Expiration Date, between ~~October~~ January 1, ~~2020~~ 2024 and ~~October~~ January 31, ~~2020~~ 2024 and, with respect to the Early Expiration Date, between the date that is one-hundred twenty (120) days prior to the Early Expiration Date and the date that is sixty (60) days prior to the Early Expiration Date, and such purchase by Parent shall be consummated on the Expiration Date or the Early Expiration Date, as applicable, by (i) delivery from Bressler to Parent or its designee of (x) all of Bressler’s Company Shares accompanied by stock powers duly endorsed in blank and (y) the representations and warranties set forth on Exhibit C hereto duly executed by Bressler and (ii) wire transfer by Parent of the Put-Call Purchase Price in immediately available funds to an account specified in writing by Bressler not less than two (2) Business Days prior to the Expiration Date or the Early Expiration Date, as applicable. If so delivered, such Put Exercise Notice shall constitute an irrevocable, binding and enforceable obligation of each Party for the sale of Bressler’s Company Shares on the Expiration Date or Early Expiration Date, as applicable, in the foregoing manner. Notifications shall be made on the terms of Section 11 of this Agreement. For avoidance of doubt, if the Early Expiration Date occurs and Bressler does not exercise the Put Right in connection with such Early Expiration Date, Bressler shall maintain the right to exercise the Put Right in connection with the Expiration Date on the terms and conditions set forth herein.

(b)     If the Put Exercise Notice shall not have been delivered to Parent by ~~October~~ January 31, ~~2020~~ 2024, on the Expiration Date, Parent shall have the irrevocable and exclusive right, but not the obligation, to require Bressler to sell to Parent or its designee all of his Company Shares at the Put-Call Purchase Price. This right (the “Call Right”) may be exercised by giving written notice (the “Call Exercise Notice”) to Bressler at any time prior to ~~December~~ March 31, ~~2025~~ 2029, and such purchase by Parent shall be consummated on a date selected by Parent on not less than thirty (30) days’ advance written notice (the “Call Purchase Date”) by (i) delivery from Bressler to Parent or its designee of (x) all of Bressler’s Company Shares accompanied by stock powers duly endorsed in blank and (y) the representations and warranties set forth on Exhibit C hereto duly executed by Bressler and (ii) wire transfer by Parent of Put-Call Purchase Price in immediately available funds to an account specified in writing by Bressler not less than two (2) Business Days prior to the Call Purchase Date. If so delivered, such Call Exercise Notice shall constitute an irrevocable, binding and enforceable obligation of each Party for the sale of Bressler’s Company Shares on the Call Purchase Date in the foregoing manner; provided, that, Parent shall not be entitled to exercise the Call Right at any time that Bressler is subject to a Drag-Along Right or is entitled to the Tag Right as a result of a definitive agreement to consummate a Drag Sale or a Tag Sale having been executed in accordance with Section 2(c) and Exhibit A unless the consideration paid to Bressler in connection with exercise of the Drag-Along Right or Tag Right is no less than the greater of the consideration calculated (or would be calculated) (i) using the Put-Call Purchase Price in respect of the applicable Put-Call Calculation Date and (ii) pursuant to Exhibit A in connection with his exercise of such Drag-Along Right or Tag Right. Notifications shall be made on the terms of Section 11 of this Agreement.

(c)     The purchase price payable by Parent or its designee upon the exercise of either the Put Right or the Call Right (the “Put-Call Purchase Price”) shall be an amount equal to the product of (i) Bressler’s Overall Percentage Interest multiplied by (ii) the sum of (x) the product of 7.0 multiplied by Put-Call EBITDA as of the applicable Put-Call Calculation Date minus (y)  Indebtedness of the Company and its consolidated Subsidiaries as of the applicable Put-Call Calculation Date plus (z) Excess Cash of the Company and its consolidated Subsidiaries as of the applicable Put-Call Calculation Date, in each case, as calculated in good faith by Parent in accordance with GAAP; provided, that notwithstanding anything to the contrary, to the extent the Company consummates any acquisition, merger or similar business combination between January 1, ~~2020~~ 2023 and ~~September 30, 2020~~ December 31, 2023, any Put-Call Purchase Price calculated based on a Put-Call Calculation Date of ~~September 30, 2020~~ December 31, 2023 shall be determined pro forma to exclude any effect on LTM EBITDA, Cash or Indebtedness of consummation of such acquisition, merger or business combination; provided, further that, notwithstanding the foregoing, to the extent the Call Right is exercised by Parent, the Put-Call Purchase Price shall not be less than $10,000,000.00.

3.	.A new Section 28 shall be added to the Stockholders Agreement as follows:

Section 28. Tax Reporting: Any Put-Call Purchase Price paid with respect to the exercise of the Put Right or the Call Right and the principal amount of the Note shall be treated by the parties for all federal, state and local income taxes solely as purchase price paid for Bressler’s equity interests in the Company, and shall be reported on all tax returns and tax informational statements on a basis consistent with that characterization, in each case, to the maximum extent permitted by law.

4.

.Remaining Provision; References. Except as expressly modified by this Amendment, the Stockholders Agreement remains in full force and effect. Each reference in the Stockholders Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Stockholders Agreement, and each reference in any other document relating to the “Stockholders Agreement,” “thereunder,” “thereof” or words of like import referring to the Stockholders Agreement, means and references the Stockholders Agreement as amended by this Amendment.

5.

.Miscellaneous. Sections 12 (Governing Law; Consent to Jurisdiction; Waiver), 18 (Confidentiality; Public Announcements, Etc), 19 (Counterparts; Effectiveness) and 24 (Rights of Third Parties) of the Stockholders Agreement shall apply to this Amendment, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

PARENT:
LINDBLAD EXPEDITIONS HOLDINGS, INC. By:_/s/ Sven-Olof Lindblad Name: Sven-Olof Lindblad Title: Chief Executive Officer and President

THE COMPANY:
NATURAL HABITAT, INC. By: /s/ Sven-Olof Lindblad Name: Sven-Olof Lindblad Title: Chief Executive Officer and President

BRESSLER:
By: /s/ Benjamin Bressler_____________

[Signature Page to Amendment to Stockholders’ Agreement]